UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 23, 2003

Overture Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-26365	95-4652060
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

74 North Pasadena Avenue, 3rd Floor
Pasadena, California 91103
(Address of principal executive offices) (Zip Code)

Telephone: (626) 685-5600
(Registrant’s telephone number, including area code)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
EXPLANATORY NOTE
SIGNATURES

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

EXPLANATORY NOTE

     Due to a computational error, this amendment to Overture’s current report pursuant to Item 12 of Form 8-K furnished July 23, 2003 is being furnished to correct the number of weighted average shares used to compute basic net income per share, the number of weighted average shares used to compute diluted net income per share and the resulting basic net income per share and diluted net income per share for the six months ended June 30, 2003 as set forth in Overture’s press release dated July 23, 2003 entitled “Overture Reports Strong Second Quarter 2003 Financial Results” which was attached as exhibit 99.1 to the current report. The information for the three months ended June 30, 2003 previously reported is not changed by this amendment. The corrected amounts are set forth below:

Six Months Ended
June 30, 2003

Basic net income per share	$0.31

Diluted net income per share	$0.30

Weighted average shares used to compute basic net income per share	60,923
Weighted average shares used to compute diluted net income per share	61,991

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2003	Overture Services, Inc.

By: /s/ TODD TAPPIN

Todd Tappin Chief Financial Officer